UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

April 2, 2012
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                      (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 5, 2012, Defense Industries International, Inc. (the “Registrant”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) concerning the entry into an agreement to purchase the personal protection activity of Rabintex Industries Ltd, a company that specialized in vehicle armoring and personal protection activity, or Rabintex, by Achidatex Nazareth Elite (1977) Ltd., or Achidatex, a wholly-owned subsidiary of the Registrant. This Amendment is being filed to provide the exhibits.  All other information in the April 5, 2012 Form 8-K remains unchanged.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1           English Translation of Asset Purchase Agreement Among Rabintex Industries Ltd (A company under temporary dissolution), Achidatex Nazareth Elite (1977) Ltd. and Defense Industries International Inc. dated April 2, 2012.*

10.2           English Translation of Loan Agreement between Bank Hapoalim Ltd. and Achidatex Nazareth Elite (1977) Ltd. dated April 2, 2012.*

10.3           English Translation of Loan Agreement between First International Bank of Israel Ltd. and  Achidatex Nazareth Elite (1977) Ltd. dated April 2, 2012.*

_________

*           Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 19, 2012
Defense Industries International, Inc.
(Registrant)

By: /s/Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1
English Translation of Asset Purchase Agreement Among Rabintex Industries Ltd (A company under temporary dissolution), Achidatex Nazareth Elite (1977) Ltd. and Defense Industries International Inc. dated April 2, 2012.

10.2	English Translation of Loan Agreement between Bank Hapoalim Ltd. and Achidatex Nazareth Elite (1977) Ltd. dated April 2, 2012.
10.3	English Translation of Loan Agreement between First International Bank of Israel Ltd. and Achidatex Nazareth Elite (1977) Ltd. dated April 2, 2012.